STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

MANDALAY DIGITAL GROUP, INC., A DELAWARE CORPORATION

INTO

NEUMEDIA, INC., A DELAWARE CORPORATION

(Pursuant to Section 253 of the General Corporation Law of Delaware)

NeuMedia, Inc., a corporation incorporated on the 14th day of September 2007 pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”);

DOES HEREBY CERTIFY, that the Corporation owns 100% of the capital stock of Mandalay Digital Group, Inc., a corporation incorporated on the 3rd day of February 2012, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Subsidiary”), and that the Corporation, by unanimous written consent of the Board of Directors duly adopted on the 1st day of February 2012, determined to and did merge into itself said Subsidiary, which resolution is in the following words to wit:

WHEREAS, the Corporation lawfully owns 100% of the outstanding stock of the Subsidiary; and

WHEREAS, the Corporation desires to merge into itself said Subsidiary and to be possessed of all the estate, property, rights, privileges and franchises of said Subsidiary.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself said Subsidiary and assumes all of its liabilities and obligations;

FURTHER RESOLVED, that an authorized officer of the Corporation be and is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Subsidiary and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County;

RESOLVED FURTHER, that the Corporation relinquishes its corporate name and assumes in place thereof the name Mandalay Digital Group, Inc.; and

RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

[signature page follows]

IN WITNESS WHEREOF, said parent Corporation hag caused this certificate to be signed by an authorized officer this 2nd day of February 2012.

NEUMEDIA, INC.
A Delaware corporation

By:	/s/ David Mandell
Name: David Mandell
Title: Secretary